EXHIBIT D

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for ComCam International, Inc., of our report dated April 16, 2010, relating to the financial statements of ComCam International, Inc., for the year ended December 31, 2009.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

May 28, 2010

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